Exhibit 10.1

SECOND AMENDMENT TO

OMNIBUS INCENTIVE PLAN OF OVINTIV INC.

THIS SECOND AMENDMENT TO OMNIBUS INCENTIVE PLAN OF OVINTIV INC. (this “Second Amendment”), is made this 5th day of May, 2022 (the “Effective Date”), by Ovintiv, Inc., a Delaware corporation (“Ovintiv”).

WHEREAS, Ovintiv administers and maintains the Omnibus Incentive Plan of Ovintiv Inc., dated effective February 13, 2019 (as amended on January 24, 2020, the “Omnibus Plan”);

WHEREAS, pursuant to Section 12.3(a)(i) of the Omnibus Plan, and as required by applicable securities laws and exchange rules, a majority of Shares present and voting in person or by proxy at a meeting of holders of Shares must be obtained to increase the maximum number of Shares issuable pursuant to Awards granted under the Omnibus Plan (the “Share Reserve”);

WHEREAS, on February 24, 2022, the Board of Directors, upon recommendation of the Human Resources and Compensation Committee, unanimously approved, subject to shareholder approval, an amendment to the Omnibus Plan increasing the Share Reserve by 6,000,000 Shares to an aggregate of 12,000,000 Shares (the “Share Reserve Increase”);

WHEREAS, a majority of Shares present and voting in person or by proxy at Ovintiv’s May 4, 2022 annual general meeting authorized the Share Reserve Increase; and

WHEREAS, Ovintiv desires to amend the Omnibus Plan to provide for the Share Reserve Increase.

NOW, THEREFORE, as of the Effective date, the Omnibus Plan is amended as follows:

1.	Capitalized Terms. Capitalized terms used herein and not otherwise defined will have the meanings given to such terms in the Omnibus Plan

2.	Amendment to Omnibus Plan.
a.	Section 3.1 of the Omnibus Plan is deleted in its entirety and replaced with the following:

Plan Maximums. The maximum number of Shares that may be issued from treasury or purchased in the open market and delivered to Participants pursuant to Awards, including Incentive Stock Options, granted under this Plan shall be 12,000,000. Shares made available under this Plan in respect of Awards may, subject to the terms of the Grant Agreement in respect of an Award, be issued from treasury or purchased in the open market or otherwise, at the sole discretion of the Committee.

3.	From and after the Effective Date, all references in the Omnibus Plan to “Plan” will mean the Omnibus Plan as amended by this Second Amendment.

4.	Governing Law. This Second Amendment will be governed by and construed in accordance with the laws in force in the State of Delaware, without reference to conflict of laws principles.

5.

Execution and Delivery.  This Second Amendment may be signed or executed by facsimile or portable document format (pdf) and the signing or execution by way of facsimile or pdf shall have the same effect as the signing or execution of the original.

[Remainder of Page Left Intentionally Blank]

IN WITNESS OF, Ovintiv has executed this Second Amendment as of the Effective Date.

OVINTIV INC.

/s/ Rachel M. Moore

Name:  Rachel M. Moore

Title:     Executive Vice-President, Corporate Services

[Signature Page to Second Amendment to Omnibus Incentive Plan of Ovintiv Inc (May 5, 2022)]